Exhibit 10.4
AMENDMENT NUMBER ONE
TO THE
L3HARRIS EXCESS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Excess Retirement Savings Plan, as amended and restated effective January 1, 2020 (the "Plan");

WHEREAS, pursuant to Section 8.1 of the Plan, the Employee Benefits Committee (the “Committee”) of L3Harris has the authority to amend the Plan;

WHEREAS, pursuant to Section 7.2 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Senior Director, Global Benefits) (the “Head of Global Benefits”); and

WHEREAS, L3Harris wishes to amend the Plan (i) to clarify its provisions regarding the separate deferral elections that may be made with respect to bonus or incentive compensation and other eligible compensation and (ii) to permit “Testing Failure Matching Deferrals” (i.e., deferrals equal to matching contributions that would have been made to the L3Harris Retirement Savings Plan had the ACP test or section 415 of the Internal Revenue Code not limited such matching contributions) to be subject to the participant’s distribution elections on file, as opposed to automatically being distributed in accordance with the Plan’s default distribution rules.

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows:

1.    Effective as of the date hereof, the second paragraph of Section 2.11 hereby is amended in its entirety to read as follows:

The Committee in its discretion may permit a Participant to make separate elections under the Plan with respect to his or her Eligible Compensation for a Plan Year that is bonus or incentive compensation (in its entirety or a particular category thereof, as determined by the Committee) and his or her Eligible Compensation for the Plan Year that is not such bonus or incentive compensation.

2.    Effective as of January 1, 2021, Section 3.3 hereby is amended in its entirety to read as follows:

3.3. Participation with respect to Testing Failure Matching Deferrals. An eligible employee automatically shall participate in the Plan in connection with, and need not submit an election form related to, Testing Failure Matching Deferrals with respect to a Plan Year. Testing Failure Matching Deferrals (as adjusted for earnings or losses thereon) for a particular Plan Year shall be distributed in accordance with the form of distribution and Change in Control elections applicable to the Participant’s

Compensation Deferrals earned in the same Plan Year as the Testing Failure Matching Deferrals, or if no such election is in place, in accordance with the default distribution rules set forth in the last sentence of Section 3.2(a).

APPROVED by the HEAD OF GLOBAL BENEFITS on this 14th day of December, 2020.

/s/ Allison Oncel
Allison Oncel
Senior Director, Global Benefits

262508701v.2